Exhibit 23.5

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022 and 333-13384) of Royal Dutch Petroleum Company of our report dated March 13, 2002, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2001 Annual Report on Form 20-F.

/s/ KPMG ACCOUNTANTS N.V., THE HAGUE KPMG Accountants N.V., The Hague

/s/ PRICEWATERHOUSECOOPERS, LONDON PricewaterhouseCoopers, London

April 8, 2002

Exhibits      E7